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                                                                  EXHIBIT 10.28


                                      NOTE

June 15, 1994                                                 Fairfax, Virginia
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                                                                    City

793 Stephanie Circle,       Great Falls, Virginia                       22066
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Property Address                City       State                      Zip Code

1. BORROWER'S PROMISE TO PAY
        In return for a loan that I have received for the purpose of purchasing a new residence in connection with my transfer to a new place of employment, I promise to pay U.S. $200,000.00 (this amount will be called "principal"), [plus interest], to the order of the Lender. The Lender is LAFARGE CORPORATION, a Maryland corporation I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder."

[2. INTEREST
        I will pay interest at a yearly rate of                    %.
        Interest will be charged on that part of principal which has not been paid. Interest will be charged beginning on the date of this Note and continuing until the full amount of principal has been paid.]

3. PAYMENTS
        I will pay principal [and interest] by making payments once each month [or twice each month depending on whether salary is paid monthly or semimonthly. If] I am paid monthly my monthly payment will be in the amount of U.S. $833.33. [If am paid semimonthly my semimonthly payment will be in the amount] of U.S. $833.33.
        I will make my payments on the 1st day of each month if my payments are made monthly, [and on the _________ and__________ day of each month if my payments are made semimonthly] beginning on August 1, 1994. I will make these payments every month until I have paid all of the principal [and interest] and any other charges, described below, that I may owe under this Note. If, on July 1, 2014, I still owe amounts under this Note, I will pay all those amounts, in full, on that date.
        I will make monthly payments by payroll deduction or in any other manner as may be hereafter required by the Note Holder upon notice to me or at a different place if required by the Note Holder.

4. BORROWER'S FAILURE TO PAY AS REQUIRED
        [(A) Late Charge for Overdue Payments]
        [If the Note Holder has not received the full amount of any of my monthly payments by the end of ______________ calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be __________________% of my overdue payment but not less than U.S. $________________________________ and not more than U.S.
$___________________________ I will pay this late charge only once on any late payment.]
        (B) NOTICE FROM NOTE HOLDER
        If I do not pay the full amount of each monthly [or semimonthly] payment on time, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date I will be in default. That date must be a least 10 days after the date on which the notice is mailed to me or, if it is not mailed, 10 days after the date on which it is delivered to me.
        (C) DEFAULT
        If I do not pay the overdue amount by the date stated in the notice described in (B) above or if I am in default under the Deed of Trust (hereinafter defined), I will be in default hereunder. If I am in default, the Note Holder may require me to pay immediately the full amount of principal which has not been paid [and all the interest that I owe on that amount.]
        Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.
        (D) PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES
        If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

5. THIS NOTE SECURED BY A DEED OF TRUST
        In addition to the protections given to the Note Holder under this Note, a Deed of Trust, dated June 15, 1994 protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Deed of Trust describes how and under what conditions I may be required to make immediate payment in full of all amounts that I owe under this Note.

6. BORROWER'S PAYMENTS BEFORE THEY ARE DUE

        I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment". When I make a prepayment, I will tell the Note Holder in a letter that I am doing so. A


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prepayment of all of the unpaid principal is known as a "full prepayment". A prepayment of only part of the unpaid principal is known as a "partial prepayment".
        I amy make a full prepayment or a partial prepayment without paying any penalty. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no delays in the due dates or changes in the amounts of my monthly payments unless the Note Holder agrees in writing to those delays or changes.
I may make a full prepayment at any time. If I choose to make a partial prepayment, the Note Holder may require me to make the prepayment on the same day that one of my monthly payments is due. The Note Holder may also require that the amount of my partial prepayment be equal to the amount of principal that would have been part of my next one or more monthly [or semimonthly] payments.

7. BORROWER'S WAIVERS
        I waive my rights to require the Note Holder to do certain things. Those things are: (A) to demand payment of amounts due (known as "presentment"); (B) to give notice that amounts due have not been paid (known as "notice of dishonor"); (C) to obtain an official certification of nonpayment (known as "protest"). Anyone else who agrees to keep the promises made in this Note, or who agrees to make payments to the Note Holder if I fail to keep my promises under this Note, or who signs this Note to transfer it to someone else also waives these rights. These persons are known as "guarantors, sureties and endorsers".

8. GIVING OF NOTICES
        Any notice that must be given to me under this Note will be given by delivering it or by mailing it by certified mail addressed to me at the Property Address above. A notice will be delivered or mailed to me at a different address if I give the Note Holder a notice of my different address.
        Any notice that must be given to the Note Holder under this Note will be given by mailing it by certified mail to the Note Holder at the address stated in Section 3 above. A notice will be mailed to the Note Holder at a different address if I am given a notice of that different address.

9. RESPONSIBILITY OF PERSONS UNDER THIS NOTE
        If more than one person signs this Note, each of us is fully and personally obligated to pay the full amount owed and to keep all of the promises made in this Note. Any guarantor, surety, or endorser of this Note (as described in Section 7 above) is also obligated to do these things. The Note Holder may enforce its rights under this Note against each of us individually or against all of us together. This means that any one of us may be required to pay all of the amounts owned under this Note. I understand that this Note is personal to me and is not transferable to any third party. [Any person who takes over my rights or obligations under this Note will have all of my rights and must keep all of my promises made in this Note. Any person who takes over the rights or obligations of a guarantor, surety, or endorser of this Note (as described in Section 7 above) is also obligated to keep all of the promises made in this Note.]

10. HOMESTEAD EXEMPTION
        I waive my Homestead Exemption.


        /s/ EDWARD T. BALFE                          (Seal)
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                            Borrower

                                                     (Seal)
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                            Borrower
                                                     (Seal)
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                            Borrower

                       (Sign Original Only)


        This is to certify that this is the Note described in and secured by a Deed of Trust dated June 15, 1994 on property located in Fairfax, Virginia. My commission expires: 8-31-97

                                  /s/ MONICA WIMFERY
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                                                    Notary Public